                                                                  EXHIBIT 10.12


                               LIBERTE INVESTORS
                        INCENTIVE STOCK OPTION AGREEMENT

                          (1995 EQUITY INCENTIVE PLAN)

                 This Stock Option Agreement ("Agreement") is made and entered into as of the Date of Grant indicated below by and between Liberte Investors, a Massachusetts business trust (the "Company"), and the person named below ("Participant").

                 WHEREAS, Participant is a full-time employee of the Company and/or one or more of its subsidiaries; and

                 WHEREAS, pursuant to the Company's 1995 Equity Incentive Plan (the "Plan"; capitalized terms not defined herein shall have the meanings ascribed to them in the Plan), the Compensation Committee of the Board of Trustees of the Company (the "Committee") has approved the grant to Participant of options to purchase shares of beneficial interest, no par value, of the Company (the "Shares"), on the terms and conditions set forth herein;

                 NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the Company and Participant hereby agree as follows:

                 1. GRANT OF OPTION; CERTAIN TERMS AND CONDITIONS. The Company hereby grants to Participant, and Participant hereby accepts, as of the Date of Grant, options to purchase the number of Shares indicated below (the "Options") at the Exercise Price per Share indicated below. Subject to certain anti-dilution adjustments, each Option entitles Participant to purchase one Share. The Options shall expire at 5:00 o'clock p.m. (local time at the Company's principal executive office) on the Expiration Date indicated below (unless earlier terminated pursuant to Section 2 hereof), and shall be subject to all of the terms and conditions set forth in this Agreement. Subject to
Section 16 hereof, beginning on January 1, 1996, and on each anniversary thereof, Participant may exercise the Options to purchase that number of Shares (rounded to the nearest whole Share) equal to the total number of Shares multiplied by the Annual Vesting Rate indicated below.

 PARTICIPANT:                                    BRADLEY S. BUTTERMORE

 DATE OF GRANT:                                  FEBRUARY 15, 1995

 NUMBER OF SHARES PURCHASABLE:                   246,000

 EXERCISE PRICE PER SHARE:                       $1.625

 EXPIRATION DATE:                                FEBRUARY 15, 2005

 ANNUAL VESTING RATE:                            25%

                 The Options are intended to qualify as incentive stock options ("Incentive Stock Options" or "ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended ("Code"). In connection therewith, the Company hereby represents that (a) the Date of Grant is not more than 10 years after the date the Plan was adopted by the Board, or the date the Plan was approved by the shareholders of the

Company, whichever is earlier; (b) Participant is a full-time employee of the Company or one of its subsidiaries ("Employee"); (c) the Expiration Date is not more than 10 years after the Date of Grant, and (d) the Exercise Price per share is not less than the Fair Market Value per share on the Date of Grant. Participant hereby represents that, on the Date of Grant, Participant does not own (after application of the family and other attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporations.

                 Moreover, the Options shall not be transferable by Participant otherwise than by will or the laws of descent and distribution, and shall be exercisable, during Participant's lifetime, only by Participant.

                 Finally, to the extent that the aggregate Fair Market Value (determined as of the date such Options are granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by Participant during any calendar year (under the Plan and all other stock option plans of the Company and its Parents and Subsidiaries) exceeds $100,000, then such excess over $100,000 shall not be considered as subject to Incentive Stock Options, but rather shall automatically be considered as subject to non-qualified options. Under this rule, the Company takes into account Shares subject to Incentive Stock Options that are purchasable for the first time in the calendar year, in the order in which such Incentive Stock Options were granted.

                 2.       ACCELERATION AND TERMINATION OF OPTION.

                 (a) Termination of Employment or Other Status. The following rules shall apply when Participant ceases to be an Employee (such event shall be referred to herein as the "Termination" of such Participant or such Participant being "Terminated") and only to the extent that the Options have not terminated earlier due to their Expiration Date.

                          (i) Death. If Participant is Terminated by reason of his or her death (or if he or she dies within one year after ceasing to be an Employee because of his or her "Permanent Disability," or within three months after ceasing to be an Employee for other reasons), then the portion of the Options that has not vested on or prior to the date of such Termination shall continue to vest in accordance with the Annual Vesting Rate in Section 1 hereof, and the Options may only be exercised by the executor or administrator of Participant's estate or any person or persons who shall have acquired the ISOs directly from Participant by bequest or inheritance.

                          (ii) Permanent Disability. If Participant is Terminated by reason of his or her "Permanent Disability," then the Options that have not vested on or prior to the date of such Termination shall immediately vest in full, except that if the aggregate Fair Market Value of the Shares for which Options are exercisable for the first time in the calendar year in which such Termination occurs would exceed $100,000, the Options shall vest only to the extent that such Fair Market Value does not exceed $100,000. The remainder of such unvested Options, if any, shall vest in full on the first day of the calendar year after the calendar year in which such Termination occurs. All Options held by the Participant may be exercised in accordance with this Agreement, until one year from the date of such Termination, at which time the remaining Options shall terminate. "Permanent Disability" shall be deemed to have occurred if:

                          (A) as a result of Participant's incapacity due to physical or mental illness, Participant shall have been continuously absent from his or her duties for at least six (6) consecutive months, and

                          (B) the Company shall have given Participant written notice of the termination of the Participant's employment or other Status on account of Participant's incapacity, and

                          (C) thirty (30) days shall have elapsed after the giving of such notice, and

                          (D) the Participant shall not have resumed his or her duties on a full time basis prior to the expiration of such thirty (30) day period.

                          (iii) Other Reasons. Except as provided below, if Participant is Terminated by the Company for any reason other than death or Permanent Disability, or if Participant's Termination was voluntary due to normal retirement on or after his normal retirement age (as determined by the Committee), then (A) the portion of the Options that has not vested on or prior to the date of such Termination shall vest immediately and in full on such date, and (B) the Options shall terminate upon the earlier of the Expiration Date or the completion of three (3) months after the date of such Termination. However, if the Termination was at the election of the Participant, other than for normal retirement in accordance with the preceding sentence, or was for "cause," as defined below, the accelerated vesting shall not occur and the Options shall terminate immediately upon such Termination. For purposes hereof, "cause" shall mean Termination of the Participant's employment or other status by the Company (or, if applicable, a Subsidiary thereof) because of: (A) Participant's conviction for or plea of nolo contendere to any felony or crime involving moral turpitude, (B) Participant's commission of an act of personal dishonesty or breach of fiduciary duty involving personal profit in connection with Participant's employment or other Status by the Company, (C) Participant's commission of an act involving intentional misconduct on the part of Participant in the conduct of his or her duties, (D) Participant's willful failure to execute lawful policies of the Company, (E) chronic alcoholism or any other form of addiction to drugs on the part of Participant, or (F) a material breach by Participant of any material provision of any employment agreement or other agreement with the Company to which he or she may be a party.

                 (b) Other Events Causing Acceleration of Options. The Committee, in its sole discretion, may accelerate the exercisability of the Options at any time and for any reason. In addition, upon a Change of Control, the remaining unvested Options shall immediately vest in full, unless the Fair Market Value of the Shares underlying the Options so vested pursuant to this
Section 2(b), less any applicable excise tax pursuant to Code Section 4999, does not exceed the Fair Market Value of the Shares underlying the number of Options that could vest upon a Change in Control without subjecting Participant to such an excise tax, in which case the Options shall vest only to the extent that such vesting would not cause the Participant to become subject to an excise tax pursuant to Code Section 4999. To the extent any such Options do not vest upon a Change of Control pursuant to the preceding sentence, and such Options are not otherwise terminated, such Options shall continue to vest in accordance with the Annual Vesting Rate set forth in Section 1 hereof.

                 (c) Other Events Causing Termination of Options. Notwithstanding anything to the contrary in this Agreement, the Options shall terminate upon the consummation of any of the following events or upon such later date as shall be determined by the Committee: (i) the dissolution or liquidation of the Company; or (ii) a sale of substantially all of the property and assets of the Company, unless the terms of such sale shall provide for the continuance or substitution of such Options.

                 3. ADJUSTMENTS. If the outstanding securities of the class then subject to the Options are reclassified, changed into or exchanged for a different number or kind of securities, or cash, property, and/or securities are distributed in respect of such outstanding securities, in any such case as a result of a reorganization, merger, consolidation, or similar transaction (other than a regular cash dividend), or in the event that substantially all of the property and assets of the Company are sold, then, unless such event shall cause the Options to terminate pursuant to Section 2(c) hereof, the Committee shall make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may thereafter be acquired upon the exercise of the Options; provided, however, that any such adjustments in the Options shall be made without changing the aggregate Exercise Price of the then unexercised portion of the Options.

                 4. EXERCISE. The Options shall be exercisable during Participant's lifetime only by Participant, and after Participant's death only by the person or entity entitled to do so under Participant's last will and testament or applicable intestate law. The Options may only be exercised by the delivery to the Company of a written notice of such exercise, which notice shall specify the number of Shares to be purchased and the aggregate Exercise Price for such shares, together with payment in full of such aggregate Exercise Price in cash or by check payable to the Company; provided, however, that, with the prior approval of the Committee, payment of such aggregate Exercise Price may instead be made, in whole or in part:

                 (a) by the delivery to the Company of a promissory note in a form and amount satisfactory to the Committee, provided that the principal amount of such note shall not exceed the excess of such aggregate Exercise Price over the aggregate par value of the purchased Shares; or

                 (b) by the delivery to the Company of a certificate or certificates representing Shares, duly endorsed or accompanied by a duly executed stock powers, which delivery effectively transfers to the Company good and valid title to such Shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such Shares to be valued on the basis of the aggregate fair market value thereof on the date of such exercise), provided that the Company is not then prohibited by any contractual obligation or legal restriction from purchasing or acquiring such Shares.

                 5.       PAYMENT OF WITHHOLDING TAXES.

                 (a) If the Company is obligated to withhold an amount on account of any federal, state, or local tax, including, but not limited to, any income tax, F.I.C.A. tax, disability insurance tax, or other employment tax, imposed for any reason, including, without limitation, upon the exercise of the Options or subsequent disposition of the underlying shares of beneficial interest, then the Participant, upon the occurrence of the taxable event and providing the Participant is still an Employee, shall pay the applicable withholding liability (the "Withholding Liability") to the Company in cash or by check payable to the Company; provided, however, that, in the discretion of the Committee, Participant may, pursuant to an irrevocable election of Participant (a "Withholding Election") made on or prior to the date of the occurrence of such taxable event, instead pay all or any part of the Withholding Liability by the delivery to the Company of a share certificate or certificates representing Shares, duly endorsed or accompanied by a duly executed stock power, which delivery effectively transfers to the Company good and valid title to such shares, free and clear of any pledge, commitment, lien, claim, or other encumbrance (such shares to be valued on the basis of the aggregate Fair Market Value thereof on the date of such exercise), provided that the Company is not then prohibited by any contractual obligation or legal restriction from purchasing or acquiring such Shares.

                 (b) The Committee, in its sole discretion, may (1) impose such additional conditions under Sections 4 and 5 as may be required to comply with Rule 16b-3 promulgated under the Exchange Act, and (2) waive any of the restrictions in Sections 4 and 5 in the event that either (A) the transaction would not result in liability under Section 16(b) of the Exchange Act, or (B) the Participant consents to liability thereunder and consents to disgorge any profits relating thereto to the Company.

                 (c) The Committee shall have sole discretion to approve or disapprove any Withholding Election and may adopt such rules and regulations as are consistent with and necessary to implement the foregoing. The Committee may permit Participant to make a Withholding Election to pay withholding taxes in excess of the minimum amount required by law, provided that the amount of withholding taxes so paid does not exceed the estimated total federal, state, and local tax liability of Participant attributable to such exercise.

                 6. STOCK EXCHANGE REQUIREMENTS. Notwithstanding anything to the contrary in this Agreement, no Shares purchased upon exercise of the Option, and no certificate representing all or any part of such shares, shall be issued or delivered if (a) such shares have not been admitted to listing upon official notice of issuance on each stock exchange or the National Association of Securities Dealers Automated Quotation System upon which the Shares are then listed, or (b) in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of or to incur liability under any federal, state or other securities law, or any requirement of any listing agreement to which the Company is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company.

                 7. STATE OF RESIDENCE. Participant represents to the Company that Participant is a bona fide resident of the State of Texas (the "State"). Notwithstanding anything to the contrary herein, this Agreement shall not become effective until the making of all applicable securities filings under the laws of the State and the effectiveness thereof. Participant shall promptly notify the Company in writing if the Participant becomes a bona fide resident of any jurisdiction other than the State.

                 8. NONTRANSFERABILITY. Neither the Options nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution.

                 9. SALE RESTRICTIONS. Except as otherwise permitted under Section 16 of the Exchange Act (including any Rules promulgated thereunder), no Participant, if he or she is subject to liability under Section 16 of the Exchange Act, may sell any Option Share issued hereunder until the expiration of the six (6) month period commencing on the Date of Grant, unless the same would either not result in liability under said Section 16 or the Participant consents to such liability and consents to disgorge any profits relating thereto to the Company.

                 10. PLAN. The Options are granted pursuant to the Plan, as in effect on the Date of Grant, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that (a) no such amendment shall deprive any Participant of any Options theretofore granted (or rights thereunder) under the Plan without the consent of such Participant; and (b) without the approval of a majority of the shareholders of the Company, the Board may not amend the Plan to make any other change requiring shareholder approval under (i) any applicable rule, regulation, or procedure of any national securities exchange or securities association upon which any securities of the Company are listed (or any listing agreement with any such securities exchange or securities association), (ii) Rule 16b-3 promulgated under the Exchange Act, or (iii) other applicable law.

                 The interpretation and construction by the Committee of the Plan, this Agreement, the Options granted hereunder, and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan, shall be final and binding upon Participant. Until the Options shall expire, terminate, or be exercised in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then-current form, to Participant or any other person or entity then entitled to exercise the Options.

                 11. STOCKHOLDER RIGHTS. No person or entity shall be entitled to vote, receive dividends, or be deemed for any purpose the holder of any Shares until the Options shall have been duly exercised in accordance with the provisions of this Agreement.

                 12. STATUS. No provision of this Agreement or of the Options granted hereunder shall (a) confer upon Participant any right to continue in his or her Status with the Company or any of its subsidiaries, (b) affect the right of the Company and each of its subsidiaries to Terminate the Status of Participant, with or without cause, or (c) confer upon Participant any right to participate in any employee benefit plan or other program of the Company or any of its subsidiaries other than the Plan. Participant hereby acknowledges and agrees that the Company and each of its subsidiaries may terminate the employment of Participant at any time and for any reason, or for no reason, unless Participant and the Company or such subsidiary are parties to a written employment agreement that expressly provides otherwise.

                 13. NOTICES. Any notice to be given to the Company shall be personally delivered to or addressed to the Secretary of the Company, at its principal office, and any notice to be given to the Participant shall be addressed to him or her at the address given beneath his or her signature hereto, or at such other address as the Participant may hereafter designate in writing to the Company. Any notice to the Company is deemed given when received by the Company. Any notice to the Participant is deemed given when enclosed in a properly sealed envelope addressed as aforesaid, and deposited, postage prepaid, in a post office or branch post office regularly maintained by the United States.

                 14. SUCCESSOR AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the Company and Participant, Participant's beneficiaries, heirs, executors, and administrators, and the Company's successors and assigns.

                 15. GOVERNING LAW. THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS SHALL GOVERN THIS AGREEMENT AND THE OPTIONS GRANTED HEREUNDER, EXCEPT TO THE EXTENT THAT THE FEDERAL LAW OF THE UNITED STATES OF AMERICA PREEMPTS SUCH LAW, IN WHICH CASE SUCH FEDERAL LAW SHALL APPLY.

                 16. AGREEMENT CONTINGENT ON SHAREHOLDER APPROVAL. Notwithstanding the Annual Vesting Rate set forth in Section 1 hereof, the Options granted hereunder are granted contingent on the shareholders of the Company approving the Plan within one year from Board approval of the Plan. No Options shall vest until the Plan is duly approved by the shareholders of the Company, and in the event the shareholders do not approve the Plan within one year from such Board approval, this Agreement (and all Options granted hereunder) shall be null and void. Upon receiving such shareholder approval, the Annual Vesting Rate in Section 1 shall become effective, except that if Options would have previously vested thereunder but for lack of shareholder approval, the vesting date of such Options shall be the date of such shareholder approval.


                           [SIGNATURES ON NEXT PAGE]

                 IN WITNESS WHEREOF, the Company and Participant have duly executed and delivered this Agreement effective as of the Date of Grant.


                             LIBERTE INVESTORS


                             By:  /s/ R. Ted Enloe III
                                ---------------------------------------------

                             Name:    R. Ted Enloe III
                             Title:   President and Chief Executive Officer



                                      /s/ Bradley S. Buttermore
                             ------------------------------------------------
                             Bradley S. Buttermore


                             ------------------------------------------------
                             Social Security Number

            Address:         322 Harbor Landing
                             Rockwall, TX  75087